SPECIAL POWER OF ATTORNEY

THE STATE OF TEXAS

COUNTY
OF
COLLIN

KNOW ALL MEN BY THESE PRESENTS:

THAT I, Kevin M.
Weiss, of
Houston, Texas, do hereby appoint each of Kent H. Roberts, Eric
Brown and
Clarence B. Brown III, or any of them acting individually, my true and lawful attorney-in-fact to act in my name, place and stead and on my behalf to do all or any of the following acts, deeds and things, to-wit:

	To
prepare, sign and file Forms 3, 4 and 5, relating to McAfee, Inc. with the
Securities and Exchange Commission.

This
instrument is to be construed
and interpreted as a special power of
attorney, whose scope is limited to
that referenced immediately above.

IN WITNESS WHEREOF, I hereunto set my
hand this 18th day of October,
2005.

/s/ Kevin M. Weiss